UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2020 (February 17, 2020)

Inspired Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 565-3861

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights		The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2020, Inspired Entertainment, Inc. (the “Company”) entered into a new employment agreement with Brooks H. Pierce, the Company’s President and Chief Operating Officer. The Agreement has a four-year term with a mutual option for a fifth year, unless terminated earlier by the Company or Mr. Pierce pursuant to the terms of the Agreement.

Among other things, the Agreement provides that, effective January 1, 2020, Mr. Pierce shall receive a base salary of $500,000. In addition, Mr. Pierce shall have the opportunity to earn an annual target bonus equal to 100% of his annual salary and an annual maximum bonus equal to 200% of his annual salary. Mr. Pierce shall also be eligible to receive incentive and equity-based compensation and any other benefits determined by the compensation committee of the board of directors of the Company, including participation in the Company’s long-term incentive plan available for senior executives.

In addition, subject to the conditions set forth in the Agreement, Mr. Pierce shall receive a special sign-on equity grant of an aggregate of 200,000 restricted stock units (“RSUs”), of which 75,000 RSUs shall vest on December 31, 2022 and 25,000 RSUs shall vest on December 31, 2023, in each case provided that Mr. Pierce remains employed by the Company pursuant to the Agreement on such date, and the remaining RSUs shall be earned on a basis of 25,000 RSUs per year for the years 2020 through 2023, based on the Company’s achievement of annual adjusted EBITDA targets. In the event of mutual extension of the contract for a fifth year, Mr. Pierce shall receive a further 50,000 RSUs in connection with such extension, which RSUs will vest as to: (i) one half on December 31, 2024 provided that Mr. Pierce remains employed on that date, and (ii) the remaining 25,000 RSUs based upon Company’s achievement of annual adjusted EBITDA targets and vesting on December 31, 2024.

In the event the Company elects to terminate the Agreement other than for cause, or if Mr. Pierce terminates the Agreement for good reason, Mr. Pierce shall receive accrued benefits, a salary for 12 months and a prorated bonus for the year of termination (or 18 months in the event of a change in control transaction, plus 1.5 times target bonus), and his outstanding equity awards shall vest in accordance with the terms set forth in the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 19, 2020	Inspired Entertainment, Inc.

	By:	/s/ Carys Damon
Name: Carys Damon
Title: General Counsel